Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 8-K/A of our report, which contains an explanatory paragraph regarding U.S. Technologies, Inc.'s ability to continue as a going concern, dated September 27, 1996, except for Note 1 for which the date is November 8, 1996, on our audit of the financial statements of U.S. Technologies, Inc. as of December 31, 1995 and for the year then ended.


                                                  /s/  Coopers & Lybrand L.L.P.


November 14, 1996
Washington, D.C.



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